Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2024 Earnings; Declares Quarterly Dividend

Indiana, PA, October 29, 2024 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2024.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Reported Results
Net income	$32,086	$37,088	$39,231	$106,723	$112,236
Diluted earnings per share	$0.31	$0.36	$0.38	$1.04	$1.10
Return on average assets	1.08%	1.28%	1.38%	1.22%	1.37%
Return on average equity	9.19%	11.10%	12.46%	10.54%	12.35%

Operating Results (non-GAAP)(1)
Core net income	$31,933	$37,070	$39,611	$106,642	$127,732
Core diluted earnings per share	$0.31	$0.36	$0.39	$1.04	$1.26
Core pre-tax pre-provision net revenue	$50,949	$54,381	$55,652	$156,163	$166,477
Provision expense	$10,615	$7,827	$5,885	$22,680	$6,025
Provision for credit losses - acquisition day 1 non-PCD	$—	$—	$—	$—	$10,653
Net charge-offs	$8,785	$4,402	$3,976	$17,489	$13,814
Reserve build/(release)(2)	$2,458	$4,556	$791	$8,394	$31,431
Core return on average assets (ROAA)	1.08%	1.27%	1.39%	1.22%	1.55%
Core pre-tax pre-provision ROAA	1.72%	1.87%	1.95%	1.79%	2.03%
Return on average tangible common equity	13.09%	15.94%	18.55%	15.13%	18.39%
Core return on average tangible common equity	13.02%	15.93%	18.73%	15.12%	20.86%
Core efficiency ratio	56.66%	53.63%	53.42%	55.12%	52.88%
Net interest margin (FTE)	3.56%	3.57%	3.76%	3.55%	3.87%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Third Quarter 2024 Highlights
•Net income of $32.1 million and diluted earnings per share of $0.31 represented a decrease of $5.0 million, or $0.05 per share, from the prior quarter and a decrease of $7.1 million, or $0.07 per share, from the third quarter of 2023
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $50.9 million, a decrease of $3.4 million from the previous quarter and a decrease of $4.7 million from the third quarter of 2023

•Net interest income (FTE) of $96.9 million increased $1.5 million from the previous quarter and decreased $1.2 million from the third quarter of 2023
•Average deposits increased $76.4 million, or 3.2% annualized, compared to the prior quarter, due to a $71.4 million increase in average time deposits and a $28.8 million increase in interest-bearing demand and savings partially offset by a $23.8 million decrease in average noninterest-bearing deposits
◦End of period deposits increased $336.6 million, or 14.2% annualized, compared to the prior quarter
•Total loans decreased $33.4 million, or 1.5% annualized, from the previous quarter, driven by a $26.1 million decrease in consumer real estate loans
◦The loan-to-deposit ratio decreased 366 basis points to 92.5% at the end of the third quarter of 2024
•Noninterest income (excluding security gains and losses) of $24.5 million decreased $0.7 million from the previous quarter which reflects a $3.0 million decrease in card related interchange income resulting from a full quarter effect of the Durbin amendment
•Noninterest expense of $70.1 million increased $4.3 million from the previous quarter due primarily to elevated operational losses and employee-related salaries and benefits
•Total shareholders' equity increased $47.1 million from the previous quarter, primarily due to a $30.3 million increase in accumulated other comprehensive income (AOCI) resulting from the impact of lower interest rates on the fair value of the Company’s available for sale investment portfolio and interest rate swap agreements, combined with an $18.8 million increase in retained earnings
◦Tangible book value per share increased $0.47, or 19.7% annualized, from the previous quarter
◦AOCI as a percentage of tangible common equity decreased 350 basis points to 8.1% in the third quarter of 2024
Profitability
•Core pre-tax pre-provision ROA(1) for the quarter ended September 30, 2024 was 1.72% as compared to 1.87% in the prior quarter and 1.95% in the third quarter of 2023
•The net interest margin (FTE) of 3.56% decreased one basis point compared to the prior quarter and decreased 20 basis points as compared to the third quarter of 2023
◦Purchase accounting accretion contributed seven basis points to the margin in the third quarter, a decrease of one basis point from the prior quarter
◦The retention of $278 million of excess cash on the Bank’s balance sheet had a negative impact on the net interest margin of nine basis points in the third quarter
•The core efficiency ratio(1) of 56.66% increased 303 basis points from the previous quarter and increased 324 basis points compared to the third quarter of 2023
•The return on average assets (ROA) decreased 20 basis points to 1.08% compared to the previous quarter and decreased 30 basis points compared to the third quarter of 2023
◦The core return on average assets(1) decreased 19 basis points to 1.08% compared to the previous quarter and decreased 31 basis points compared to the third quarter of 2023
Asset quality
•The provision for credit losses was $10.6 million, an increase of $2.8 million compared to the previous quarter
•The allowance for credit losses as a percentage of end-of-period loans was 1.41%, an increase of four basis points from the previous quarter
•Total nonperforming loans of $74.7 million increased $17.6 million from the previous quarter
◦ Approximately $23.8 million or 31.8% of nonperforming loans were acquired

•Total classified loans increased $11.6 million from the previous quarter, from $103.1 million, or 1.15% of total loans and leases, to $114.8 million, or 1.28% of total loans and leases
•Net charge-offs on loans totaled $8.8 million, an increase of $4.4 million from the previous quarter and includes $6.2 million of acquired loans that were reserved for through purchase accounting marks
◦Net charge-offs (annualized) as a percentage of average loans outstanding was 0.39% in the third quarter of 2024 as compared to 0.20% in the previous quarter, 27 basis points of which was attributable to the charge off of acquired loans
Strong capital and liquidity positions
•Total available liquidity of $4.9 billion at September 30, 2024
•Bank-level Tier 1 Capital ratio of 11.7%, which represents $339.3 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 146,850 shares at a weighted average price of $16.83 were repurchased during the third quarter of 2024 under the Company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $14.6 million as of September 30, 2024
“First Commonwealth’s third quarter results highlight our continued strength, with a solid 1.73% pre-tax pre-provision ROAA and a stable net interest margin coupled with meaningful deposit growth,” stated T. Michael Price, President and Chief Executive Officer. “Despite a $3.0 million headwind from the Durbin amendment kicking in, our organization demonstrated its diverse revenue sources to largely blunt the reduction in fee income.” Price continues, “While we experienced elevated credit expenses this quarter, we remain focused on disciplined growth and I am confident in our ability to optimize shareholder value to the benefit of all of our long-term stakeholders.”
Earnings
Net income for the third quarter of 2024 was $32.1 million, or $0.31 per share, compared to $37.1 million, or $0.36 per share in the second quarter of 2024, and $39.2 million, or $0.38 per share for the third quarter of 2023.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $96.9 million was increased $1.5 million from the previous quarter and decreased $1.2 million from the prior year quarter. The increase from the prior quarter was primarily due to an $89.5 million increase in average interest-earning assets, partially offset by a decrease in the net interest margin.
The net interest margin (FTE) for the third quarter of 2024 was 3.56%, a decrease of one basis point from the previous quarter and a decrease of 20 basis points from the third quarter of 2023. The decrease from the previous quarter was due primarily to a 10 basis point decrease in variable rate commercial loans, partially offset by a 19 basis point increase in the yield on indirect auto loans and an 11 basis point increase in the yield on investment securities. The yield on total interest earning assets increased two basis points from the previous quarter, which was offset by a five basis point increase in the cost of funds. The total cost of funds was 2.26% in the third quarter of 2024.
Total average deposits grew $76.4 million in the third quarter of 2024 as compared to the previous quarter. Average time deposits grew $71.4 million and interest-bearing demand and savings deposits grew $28.8 million, which offset a $23.8 million decrease in average noninterest-bearing deposits.
Total loans decreased $33.4 million, or 1.5% annualized, from the previous quarter, driven by a $49.8 million decrease in commercial and industrial (C&I) loans and a $23.2 million decrease in closed-end 1-4 family mortgages, partially offset by a $49.8 million increase in equipment finance loans and leases.
Average interest-earning assets increased $89.5 million, or 3.3% annualized, from the previous quarter. Average interest bearing bank deposits increased $69.6 million and average investment securities increased $32.4 million which offset a $12.5 million decrease in average loans.
Asset Quality
Provision expense in the third quarter of 2024 totaled $10.6 million as compared to $7.8 million in the previous quarter. The $2.8 million increase in the provision expense was primarily driven by a $4.4 million increase in net charge-offs and a $2.5 million increase in specific reserves for two commercial credits that were moved to nonaccrual status during the quarter.

The allowance for credit losses in the third quarter of 2024 totaled $126.1 million as compared to $123.7 million in the previous quarter. The increase from the previous quarter was primarily the result of the aforementioned specific reserves, partially offset by $8.8 million in net charge-offs ($3.6 million of which were related to specific reserves recognized in prior periods).
The allowance for credit losses as a percentage of end-of-period loans in the third quarter of 2024 was 1.41% as compared to 1.37% in the previous quarter.
At September 30, 2024, nonperforming loans totaled $74.7 million, an increase of $17.6 million from the previous quarter.
Nonperforming loans represented 0.83% of total loans for the period ended September 30, 2024 as compared to 0.63% and 0.54% for the periods ended June 30, 2024 and September 30, 2023, respectively.
During the third quarter of 2024, net charge-offs were $8.8 million as compared to $4.4 million in the previous quarter and $4.0 million in the third quarter of 2023. The increase from the prior quarter was primarily due to the charge off of $5.1 million for two commercial loans.
Net charge-offs (annualized) as a percentage of average loans were 0.39%, 0.20% and 0.18% for the periods ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding security gains and losses) totaled $24.5 million for the third quarter of 2024, as compared to $25.2 million for the second quarter of 2024 and $24.9 million for the third quarter of 2023. The $0.7 million decrease from the previous quarter was primarily due to a $3.0 million decrease in card-related interchange resulting from the effect of the Durbin amendment reduction, partially offset by a $1.0 million increase in gain on sale of Small Business Administration (SBA) loans and a $0.9 million increase in bank owned life insurance revenue.
Noninterest expense totaled $70.1 million for the third quarter of 2024, as compared to $65.8 million for the second quarter of 2024 and $67.4 million for the third quarter of 2023. Expense increased in comparison with the prior quarter primarily due to a $1.7 million increase in operational losses, a $1.3 million increase in salaries and benefits due to higher severance and hospitalization expense and a $1.1 million increase in advertising and promotion expense due to a $0.4 million debit card incentive payment received from a 3rd party vendor in the prior quarter along with higher checking account promotion expense.
The core efficiency ratio was 56.7% during the third quarter of 2024 as compared to 53.6% in the previous quarter and 53.4% in the third quarter of 2023.
Full time equivalent staff was 1,500 at September 30, 2024, 1,472 at June 30, 2024, and 1,481 at September 30, 2023.
Dividends and Capital
First Commonwealth declared a common stock quarterly dividend of $0.13 per share, which represents a 4.0% increase from the third quarter of 2023. The cash dividend is payable on November 22, 2024 to shareholders of record as of November 8, 2024. This dividend represents a 3.0% projected annual yield utilizing the October 28, 2024 closing market price of $17.09.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2024 were 14.5%, 12.7%, 10.3% and 12.0%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter of 2024 on Wednesday, October 30, 2024 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 124 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First

Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
SUMMARY RESULTS OF OPERATIONS
Net interest income	$96,515	$94,992	$97,757	$283,811	$289,939
Provision for credit losses	10,615	7,827	5,885	22,680	6,025
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	—	10,653
Noninterest income	24,698	25,210	24,826	73,896	72,312
Noninterest expense	70,070	65,798	67,413	201,441	204,737
Net income	32,086	37,088	39,231	106,723	112,236
Core net income (5)	31,933	37,070	39,611	106,642	127,732
Earnings per common share (diluted)	$0.31	$0.36	$0.38	$1.04	$1.10
Core earnings per common share (diluted) (6)	$0.31	$0.36	$0.39	$1.04	$1.26
KEY FINANCIAL RATIOS
Return on average assets	1.08%	1.28%	1.38%	1.22%	1.37%
Core return on average assets (7)	1.08%	1.27%	1.39%	1.22%	1.55%
Return on average assets, pre-provision, pre-tax	1.73%	1.87%	1.94%	1.79%	1.92%
Core return on average assets, pre-provision, pre-tax	1.72%	1.87%	1.95%	1.79%	2.03%
Return on average shareholders' equity	9.19%	11.10%	12.46%	10.54%	12.35%
Return on average tangible common equity (8)	13.09%	15.94%	18.55%	15.13%	18.39%
Core return on average tangible common equity (9)	13.02%	15.93%	18.73%	15.12%	20.86%
Core efficiency ratio (2)(10)	56.66%	53.63%	53.42%	55.12%	52.88%
Net interest margin (FTE) (1)	3.56%	3.57%	3.76%	3.55%	3.87%

Book value per common share	$13.79	$13.32	$12.14
Tangible book value per common share (11)	10.03	9.56	8.35
Market value per common share	17.15	13.81	12.21
Cash dividends declared per common share	0.130	0.130	0.125	0.385	0.370
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.83%	0.63%	0.54%
Nonperforming assets as a percent of total assets (3)	0.64%	0.51%	0.43%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.39%	0.20%	0.18%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	168.77%	216.48%	280.31%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.41%	1.37%	1.51%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.8%	11.7%	10.9%
Tangible common equity as a percent of tangible assets (12)	8.8%	8.7%	7.7%
Leverage Ratio	10.3%	10.2%	9.9%
Risk Based Capital - Tier I	12.7%	12.5%	11.6%
Risk Based Capital - Total	14.5%	14.2%	13.8%
Common Equity - Tier I	12.0%	11.7%	10.9%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
INCOME STATEMENT
Interest income	$154,323	$150,682	$139,885	$450,467	$385,741
Interest expense	57,808	55,690	42,128	166,656	95,802
Net Interest Income	96,515	94,992	97,757	283,811	289,939
Provision for credit losses	10,615	7,827	5,885	22,680	6,025
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Net Interest Income after Provision for Credit Losses	85,900	87,165	91,872	261,131	273,261
Net securities gains (losses)	88	(5,535)	(103)	(5,447)	(103)
Gain on VISA exchange	106	5,558	—	5,664	—
Trust income	3,242	2,821	2,949	8,790	7,967
Service charges on deposit accounts	5,840	5,546	5,600	16,769	15,842
Insurance and retail brokerage commissions	2,663	2,709	2,305	7,618	7,171
Income from bank owned life insurance	2,278	1,371	1,242	4,943	3,664
Gain on sale of mortgage loans	1,151	1,671	1,270	4,150	3,175
Gain on sale of other loans and assets	2,576	1,408	1,027	6,035	5,004
Card-related interchange income	4,137	7,137	7,221	17,964	21,422
Derivative mark-to-market	(153)	—	35	(141)	27
Swap fee income	88	—	452	88	1,029
Other income	2,682	2,524	2,828	7,463	7,114
Total Noninterest Income	24,698	25,210	24,826	73,896	72,312
Salaries and employee benefits	38,618	37,320	35,640	111,262	106,639
Net occupancy	4,858	4,822	4,782	15,014	14,584
Furniture and equipment	4,335	4,278	4,414	13,093	12,936
Data processing	3,879	3,840	3,857	11,543	11,024
Pennsylvania shares tax	1,126	1,126	1,588	3,454	4,013
Advertising and promotion	1,960	898	1,662	4,177	4,652
Intangible amortization	1,223	1,169	1,344	3,656	3,773
Other professional fees and services	1,448	1,286	1,603	3,976	4,376
FDIC insurance	1,638	1,286	1,920	4,537	4,614
Litigation and operational losses	2,181	494	1,626	3,672	3,263
Loss on sale or write-down of assets	132	77	50	352	97
Loss on early redemption of subordinated debt	—	369	—	369	—
Merger and acquisition	—	—	379	114	8,860
Other operating expenses	8,672	8,833	8,548	26,222	25,906
Total Noninterest Expense	70,070	65,798	67,413	201,441	204,737
Income before Income Taxes	40,528	46,577	49,285	133,586	140,836
Income tax provision	8,442	9,489	10,054	26,863	28,600
Net Income	$32,086	$37,088	$39,231	$106,723	$112,236

Shares Outstanding at End of Period	102,237,941	102,297,847	102,184,652	102,237,941	102,184,652
Average Shares Outstanding Assuming Dilution	102,418,964	102,287,598	102,442,878	102,293,213	101,674,970

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2024	2024	2023
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$126,598	$109,907	$122,982
Interest-bearing bank deposits	455,711	78,386	214,088
Securities available for sale, at fair value	1,165,392	1,101,154	866,582
Securities held to maturity, at amortized cost	430,425	453,820	429,558
Loans held for sale	46,785	50,769	33,127

Loans and leases	8,965,500	8,994,890	8,901,725
Allowance for credit losses	(126,112)	(123,654)	(134,337)
Net loans and leases	8,839,388	8,871,236	8,767,388

Goodwill and other intangibles	384,172	384,854	387,328
Other assets	534,728	576,747	600,935
Total Assets	$11,983,199	$11,626,873	$11,421,988

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,463,971	$2,304,830	$2,535,704

Interest-bearing demand deposits	671,667	619,877	632,062
Savings deposits	4,953,206	4,955,718	4,928,607
Time deposits	1,656,708	1,528,496	1,144,692
Total interest-bearing deposits	7,281,581	7,104,091	6,705,361

Total deposits	9,745,552	9,408,921	9,241,065

Short-term borrowings	538,828	537,613	544,060
Long-term borrowings	136,285	136,581	187,017
Total borrowings	675,113	674,194	731,077

Other liabilities	152,918	181,253	209,315
Shareholders' equity	1,409,616	1,362,505	1,240,531
Total Liabilities and Shareholders' Equity	$11,983,199	$11,626,873	$11,421,988

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2024	Rate	2024	Rate	2023	Rate	2024	Rate	2023	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,004,808	6.09%	$9,017,288	6.06%	$8,884,731	5.79%	$9,006,908	6.03%	$8,627,203	5.56%
Interest bearing bank deposits	278,006	5.49%	208,360	5.58%	235,761	5.63%	199,887	5.55%	197,522	5.35%
Securities (FTE)(1)	1,542,792	3.34%	1,510,409	3.23%	1,229,308	2.32%	1,508,604	3.21%	1,229,721	2.20%
Total Interest-Earning Assets (FTE) (1)	10,825,606	5.68%	10,736,057	5.66%	10,349,800	5.37%	10,715,399	5.63%	10,054,446	5.14%
Noninterest-earning assets	950,926		959,103		957,258		949,389		932,844
Total Assets	$11,776,532		$11,695,160		$11,307,058		$11,664,788		$10,987,290

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,657,796	2.27%	$5,629,028	2.20%	$5,581,623	1.67%	$5,613,986	2.19%	$5,497,336	1.31%
Time deposits	1,575,975	4.40%	1,504,544	4.35%	1,054,216	3.48%	1,489,476	4.33%	890,299	3.03%
Short-term borrowings	541,010	4.62%	545,551	4.67%	504,025	5.23%	560,743	4.62%	402,782	4.73%
Long-term borrowings	136,408	5.44%	170,963	5.52%	187,122	5.94%	164,553	5.59%	186,629	5.35%
Total Interest-Bearing Liabilities	7,911,189	2.91%	7,850,086	2.85%	7,326,986	2.28%	7,828,758	2.84%	6,977,046	1.84%
Noninterest-bearing deposits	2,286,482		2,310,274		2,519,184		2,299,650		2,592,373
Other liabilities	189,571		190,440		211,447		183,255		202,438
Shareholders' equity	1,389,290		1,344,360		1,249,441		1,353,125		1,215,433
Total Noninterest-Bearing Funding Sources	3,865,343		3,845,074		3,980,072		3,836,030		4,010,244
Total Liabilities and Shareholders' Equity	$11,776,532		$11,695,160		$11,307,058		$11,664,788		$10,987,290

Net Interest Margin (FTE) (annualized)(1)		3.56%		3.57%		3.76%		3.55%		3.87%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2024	2024	2023
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,263,008	$1,312,816	$1,305,905
Commercial real estate	3,069,438	3,077,013	3,050,084
Equipment Finance loans and leases	366,527	316,700	190,116
Real estate construction	522,548	523,595	508,875
Total Commercial	5,221,521	5,230,124	5,054,980

Consumer Loan Portfolio:
Closed-end mortgages	1,878,980	1,902,173	1,915,506
Home equity lines of credit	495,396	492,133	499,275
Real estate construction	18,227	24,460	66,672
Total Real Estate - Consumer	2,392,603	2,418,766	2,481,453

Auto & RV loans	1,275,765	1,270,044	1,285,380
Direct installment	26,425	26,807	27,888
Personal lines of credit	47,076	46,932	48,718
Student loans	2,110	2,217	3,306
Total Other Consumer	1,351,376	1,346,000	1,365,292
Total Consumer Portfolio	3,743,979	3,764,766	3,846,745
Total Portfolio Loans and Leases	8,965,500	8,994,890	8,901,725
Loans held for sale	46,785	50,769	33,127
Total Loans and Leases	$9,012,285	$9,045,659	$8,934,852

	September 30,	June 30,	September 30,
	2024	2024	2023
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$50,929	$31,443	$25,902
Loans on nonaccrual basis - Centric acquisition	23,794	25,676	22,022
Total Nonperforming Loans and Leases	$74,723	$57,119	$47,924
Other real estate owned ("OREO")	669	484	765
Repossessions ("Repos")	1,188	1,456	762
Total Nonperforming Assets	$76,580	$59,059	$49,451
Loans past due in excess of 90 days and still accruing	1,191	1,753	2,484
Classified loans and leases	114,751	103,111	66,272
Criticized loans and leases	241,962	241,611	193,192

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.85%	0.66%	0.56%
Allowance for credit losses	$126,112	$123,654	$134,337

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$5,870	$2,485	$1,664	$10,597	$8,750
Real estate construction	—	35	—	29	—
Commercial real estate	1,381	331	166	1,881	1,547
Residential real estate	55	64	247	140	256
Loans to individuals	1,479	1,487	1,899	4,842	3,261
Net Charge-offs	$8,785	$4,402	$3,976	$17,489	$13,814

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.39%	0.20%	0.18%	0.26%	0.21%
Provision for credit losses as a percentage of net charge-offs	120.83%	177.81%	148.01%	129.68%	43.62%
Provision for credit losses	$10,615	$7,827	$5,885	$22,680	$6,025

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Interest income	$154,323	$150,682	$139,885	$450,467	$385,741
Adjustment to fully taxable equivalent basis (1)	342	329	313	994	923
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	154,665	151,011	140,198	451,461	386,664
Interest expense	57,808	55,690	42,128	166,656	95,802
Net interest income, (FTE) (1)	$96,857	$95,321	$98,070	$284,805	$290,862

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net Income	$32,086	$37,088	$39,231	$106,723	$112,236
Intangible amortization	1,223	1,169	1,344	3,656	3,773
Tax benefit of amortization of intangibles	(257)	(245)	(282)	(768)	(792)
Net Income, adjusted for tax affected amortization of intangibles	$33,052	$38,012	$40,293	$109,611	$115,217

Average Tangible Equity:
Total shareholders' equity	$1,389,290	$1,344,360	$1,249,441	$1,353,125	$1,215,433
Less: intangible assets	384,404	385,332	387,782	385,255	377,697
Tangible Equity	1,004,886	959,028	861,659	967,870	837,736
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,004,886	$959,028	$861,659	$967,870	$837,736

(8)Return on Average Tangible Common Equity	13.09%	15.94%	18.55%	15.13%	18.39%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Core Net Income:
Total Net Income	$32,086	$37,088	$39,231	$106,723	$112,236
Net securities (gains) losses	(194)	(23)	103	(217)	103
Tax benefit of net securities gains	41	5	(22)	46	(22)
Merger and acquisition related expenses	—	—	379	114	8,860
Tax benefit of merger and acquisition related expenses	—	—	(80)	(24)	(1,861)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	(2,237)
(5) Core net income	$31,933	$37,070	$39,611	$106,642	$127,732
Average Shares Outstanding Assuming Dilution	102,418,964	102,287,598	102,442,878	102,293,213	101,674,970
(6) Core Earnings per common share (diluted)	$0.31	$0.36	$0.39	$1.04	$1.26

Intangible amortization	1,223	1,169	1,344	3,656	3,773
Tax benefit of amortization of intangibles	(257)	(245)	(282)	(768)	(792)
Core Net Income, adjusted for tax affected amortization of intangibles	$32,899	$37,994	$40,673	$109,530	$130,713

(9) Core Return on Average Tangible Common Equity	13.02%	15.93%	18.73%	15.12%	20.86%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Core Return on Average Assets:
Total Net Income	$32,086	$37,088	$39,231	$106,723	$112,236
Total Average Assets	11,776,532	11,695,160	11,307,058	11,664,788	10,987,290
Return on Average Assets	1.08%	1.28%	1.38%	1.22%	1.37%

Core Net Income (5)	$31,933	$37,070	$39,611	$106,642	$127,732
Total Average Assets	11,776,532	11,695,160	11,307,058	11,664,788	10,987,290
(7) Core Return on Average Assets	1.08%	1.27%	1.39%	1.22%	1.55%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Core Efficiency Ratio:
Total Noninterest Expense	$70,070	$65,798	$67,413	$201,441	$204,737
Adjustments to Noninterest Expense:
Intangible amortization	1,223	1,169	1,344	3,656	3,773
Merger and acquisition related	—	—	379	114	8,860
Noninterest Expense - Core	$68,847	$64,629	$65,690	$197,671	$192,104

Net interest income, (FTE)	$96,857	$95,321	$98,070	$284,805	$290,862
Total noninterest income	24,698	25,210	24,826	73,896	72,312
Net securities (gains) losses	(194)	(23)	103	(217)	103
Total Revenue	121,361	120,508	122,999	358,484	363,277

Adjustments to Revenue:
Derivative mark-to-market	(153)	—	35	(141)	27
Total Revenue - Core	$121,514	$120,508	$122,964	$358,625	$363,250

(10)Core Efficiency Ratio	56.66%	53.63%	53.42%	55.12%	52.88%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	September 30,	June 30,	September 30,
	2024	2024	2023
Tangible Equity:
Total shareholders' equity	$1,409,616	$1,362,505	$1,240,531
Less: intangible assets	384,172	384,854	387,328
Tangible Equity	1,025,444	977,651	853,203
Less: preferred stock	—	—	—
Tangible Common Equity	$1,025,444	$977,651	$853,203

Tangible Assets:
Total assets	$11,983,199	$11,626,873	$11,421,988
Less: intangible assets	384,172	384,854	387,328
Tangible Assets	$11,599,027	$11,242,019	$11,034,660

(12)Tangible Common Equity as a percentage of Tangible Assets	8.84%	8.70%	7.73%

Shares Outstanding at End of Period	102,237,941	102,297,847	102,184,652
(11)Tangible Book Value Per Common Share	$10.03	$9.56	$8.35

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Pre-tax pre-provision income:
Net interest income	$96,515	$94,992	$97,757	$283,811	$289,939
Noninterest income	24,698	25,210	24,826	73,896	72,312
Noninterest expense	70,070	65,798	67,413	201,441	204,737
Pre-tax pre-provision income	$51,143	$54,404	$55,170	$156,266	$157,514

Net securities (gains) losses	$(194)	$(23)	$103	$(217)	$103
Merger and acquisition related expenses	—	0	379	114	8,860
Core pre-tax pre-provision income	$50,949	$54,381	$55,652	$156,163	$166,477

Net charge-offs	$8,785	$4,402	$3,976	$17,489	$13,814